ACQUISITION AGREEMENT

This Acquisition Agreement (the "Agreement") is made and entered into as of the 10th of June 2005, by and between Advanced ID Corporation, a South Dakota Corporation (hereinafter referred to as "Buyer"), and Gottfried Auer and Mayuree Moonros (hereinafter referred to as the "Sellers").

RECITALS

WHEREAS, Sellers agree to sell and Buyer agrees to purchase a controlling interest equal to 60% of the outstanding shares of AFG ASIA Engineering Co., Ltd. (hereinafter referred to as “AFG”). It is agreed that Mr. Auer and Ms. Moonros will sell 50% and 10%, respectively, of the total outstanding shares of AFG equal to 13,000 shares to Buyer.

NOW THEREFORE, in consideration of the Recitals and the mutual covenants, conditions, representation and warranties hereinafter set forth, the parties agree as follows:

1. Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, Sellers agree to sell, convey, assign, transfer and deliver to Buyer and Buyer agrees to purchase from Sellers, at the Closing Date a 60% controlling interest in AFG consisting of 7,800 shares (“AFG Shares”) on the Closing Date.

2. Purchase Price. As consideration for the sale, conveyance, assignment, transfer and delivery of the AFG Shares, Buyer agrees to deliver to Sellers a total of 350,000 shares of unregistered common stock of Advanced ID Corporation, of which 291,667 shares shall be issued to Mr. Auer and 58,333 shares shall be issued to Ms. Moonros.

3. Closing. The closing shall take place on the Closing Date at the office of Advanced ID Corporation on July 1, 2005, or such other time and place as the parties may agree upon in writing.

4. Representations and Warranties of Sellers. Sellers hereby represent and warrants to Buyer that:

(a) Sellers have the requisite power and authority to sell a 60% controlling interest.

(b) Sellers have good and marketable title to all the assets of AFG and that the assets are free and clear from any liens, charges, and/or encumbrances.

5. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Sellers that:

(a) Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of South Dakota.

(b) The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized and approved by the Board of Directors of Buyer, and, when executed by the authorized representative of the Buyer, this Agreement will constitute legal, valid and binding Agreement of Buyer.

(c) The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not violate the Certificate of Incorporation or the Bylaws of Buyer or any agreement, contract or other instrument to which Buyer is a party, or any statute, rules, regulation, order, judgment, award or decree.

(d) Neither this Agreement, nor any Exhibit to this Agreement, nor any written statement or certificate or certificate furnished by Buyer in connection with this Agreement, contains an untrue statement of a material fact or omits to state a fact that is necessary in order to which they are made, not materially misleading.

6. Conditions Precedent to the Obligations of Buyer. All obligations of Buyer under this Agreement are, at its option, subject to fulfillment of the following condition prior to or at the closing:

(a) Sellers shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Sellers prior to or at the Closing Date.

7. Conditions Precedent to the Obligations of Sellers. All obligations of Sellers under this Agreement are, at its option, subject to fulfillment of the following condition prior to or at the closing.

(a) Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing Date.

(b) From June 1, 2004 until closing, no repayments of shareholder loans, dividends, distributions of capital, management fees or similar transactions or transactions out of the ordinary course of business can occur without the prior consent of Buyer. Any such transactions will affect the purchase price. In addition, from the signing date until the closing, all new contracts or commitments must be reviewed and approved by Buyer.

8. Further Assurance. Following the closing, Sellers agree to take such actions and execute, acknowledge and deliver to Buyer such further instruments of assignment, conveyance and transfer and take any other action as Buyer may reasonably request in order to more effectively convey, sell, transfer and assign to Buyer a 60% controlling interest in Sellers, to confirm the title of Buyer thereto, and to assist Buyer in exercising rights with respect to the AFG Shares.

9. Survival of Representations and Warranties. All representation and warranties made by each of the parties hereto shall survive the closing for a period of three (3) years after the Closing Date.

10. Indemnification. Buyer and Sellers agree to indemnify, defend and hold each other harmless against any and all claims demands, losses, costs, expenses, obligation and damages, penalties, and reasonable attorney's fees, incurred by Buyer or Sellers arising, resulting from, or relating to any breach of, or failure by Buyer or Sellers to perform, any of its respective representations, warranties, covenants or agreements in this Agreement or other document furnished or to be furnished by Buyer or Sellers under this Agreement, or by reason of any act or omission of Buyer or Sellers of any of its successors or assigns after the Closing Date that constitutes a breach of default under, or a failure to perform, any obligation, duty, or liability of Buyer or Sellers under any contract, lease, license or other agreement to which it is a party or by which it is bound at the Closing Date, but only to the extent to which Buyer or Sellers expressly assumes these obligations, duties and liabilities under this Agreement.

11. General Provisions.

(a) Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of South Dakota.

(b) Notices. All notices, requests, demands and other communications contemplated under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States express, certified or registered mail, postage prepaid, addressed to the following parties, their successors in interest or their permitted assignees at the following address, or such addresses as the parties may designate by written notice in this manner aforesaid.

Sellers:	Gottfried Auer & Mayuree Moonros
65/12 Moo 10 T.Tonpao,
A. Sankumpang, Chiangmai, 50130, Thailand

Buyer:	Advanced ID Corporation
#14, 6143 - 4 Street SE
Calgary, AB, Canada, T2H 2H9

(c) Assignment. This Agreement shall not be assignable by any party without the prior written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties to this Agreement and their successors and assigns, any rights or the parties to this Agreement and their successors and assigns, any rights or remedies under this Agreement unless expressly so stated to the contrary.

(d) Remedies. Except as otherwise expressly provided herein, none of the remedies set forth in this Agreement in intended to be exclusive, and each party shall have all other remedies now or hereafter existing at law, in equity, by statute or otherwise. The election or any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

(e) Entire Agreement. This Agreement and the Exhibits and other documents specifically referred to herein or required to be delivered pursuant to the terms of this Agreement represent the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior Agreements, understandings, discussions, negotiations and commitments of any kind. This Agreement may not be amended or supplemented, nor may any rights hereunder be waived, except in writing signed by each of the parties affected thereby.

(f) Section Headings. The section headings in the Agreement are conveniences only, are not a part of this Agreement and shall not be used in construing it.

(g) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(h) Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed), with the same force and effect as if such facsimile signature page were an original thereof.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

AFG ASIA ENGINEERING CO., LTD. SHAREHOLDERS

_______________________________	________________________________
Gottfried Auer, Shareholder	Mayuree Moonros, Shareholder

ADVANCED ID CORPORATION

_______________________________
Barry Bennett, CEO & President